EXHIBIT 10.28

EQUITY PLAN FUNDING AGREEMENT

EQUITY PLAN FUNDING AGREEMENT, dated as of August 20, 2009 (this “Agreement”), by and between Cohen Brothers, LLC, a Delaware limited liability company (d/b/a Cohen & Company) (“C&C”), and Daniel G. Cohen (“DGC”).

BACKGROUND

WHEREAS, Alesco Financial Inc., a Maryland corporation (“AFN”), and C&C entered into an Agreement and Plan of Merger, dated as of February 20, 2009 and amended on June 1, 2009 and August 20, 2009 (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of a wholly owned subsidiary of AFN with and into C&C, with C&C as the surviving limited liability company (the “Merger”);

WHEREAS, in furtherance of the strategic goals of C&C and the Merger, C&C has adopted the Cohen Brothers, LLC 2009 Equity Award Plan, a copy of which is attached hereto as Exhibit A (as may be amended from time to time in accordance with this Agreement, the “Plan”), to provide for the issuance of Restricted Units (as defined in the Plan and also referred to herein as, an “Award”) to attract and retain new and existing employees of C&C (each an “Employee”);

WHEREAS, upon consummation of the Merger, it is expected that AFN will assume C&C’s obligations under the Plan; and

WHEREAS, in connection with the Plan and subject to certain limitations described herein, DGC intends to transfer to C&C or AFN, as applicable, C&C membership units or shares of common stock, par value $0.001 per share, of AFN (the “AFN Common Stock”), as applicable, in connection with the satisfaction by C&C of Awards issued pursuant to the Plan.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

OBLIGATIONS OF DGC WITH RESPECT TO THE PLAN

1.1 Definitions. The term “Combined C&C Membership Unit” means a C&C Class A membership unit and C&C Class B membership unit taken together as a single unit.

1.2 DGC Obligations.

(a) Prior to the consummation of the Merger, upon the occurrence of all conditions precedent, as determined by C&C in its reasonable discretion, set forth in a Restricted Unit grant document with respect to the issuance of Combined C&C Membership Units underlying such Restricted Unit, DGC shall, within 5 days of written notice from C&C of the occurrence of such conditions, transfer to C&C the number of Combined C&C Membership Units equal to the number of Combined C&C Membership Units to be issued by C&C to the Employee in connection with such Award. Such notice shall include the name of the Employee and the number of Combined C&C Membership Units to be issued by C&C to the Employee in satisfaction of such Award.

(b) Following the consummation of the Merger, upon the occurrence of all conditions precedent, as determined by C&C in its reasonable discretion, set forth in a New Restricted Unit (as defined in the Plan) grant document with respect to the issuance of recapitalized C&C membership units, DGC shall, within 5 days of written notice from C&C of the occurrence of such conditions, transfer to (1) C&C the number of recapitalized C&C membership units equal to the number of recapitalized C&C membership units to be issued by C&C to the Employee in connection with such Award, or (2) AFN the number of shares of AFN Common Stock equal to the number of recapitalized C&C membership units to be issued by C&C to the Employee in connection with such Award. Such notice shall include the name of the Employee and the number of recapitalized C&C membership units to be issued by C&C to the Employee in satisfaction of such Award.

(c) C&C shall take, or cause to be taken, all actions necessary to cause any transfer by DGC pursuant to Section 1.2(b)(2) hereof to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and DGC’s obligations under Section 1.2 hereof shall be suspended until all such action has been taken.

1.3 Maximum DGC Obligation. Notwithstanding anything to the contrary in this Agreement, DGC shall only be required to satisfy the obligations set forth in Section 1.2 hereof with respect to an Award (or the portion of the Award that does not cause the DGC Maximum Amount (as defined below) to be exceeded) if at the time of vesting of such Award, the number of Combined C&C Membership Units and recapitalized C&C membership units transferred by DGC pursuant to Section 1.2 hereof is (i) prior to consummation of the Merger, 3,000,000 or less, or (ii) subsequent to consummation of the Merger, 3,000,000 multiplied by C&C Class A/B Stock Exchange Ratio (as defined in the Merger Agreement) or less (clauses (i) and (ii), the “DGC Maximum Amount”).

1.4 DGC Consent; Amendments to the Plan or Awards. C&C shall not grant an Award or amend the Plan or an Award granted pursuant to the Plan without the prior written consent of DGC.

ARTICLE II

MISCELLANEOUS

2.1 Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by the notice):

If to C&C:

Cohen Brothers, LLC

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Attention: Joseph W. Pooler, Jr.

Facsimile: (215) 701-8280

If to DGC:

Daniel G. Cohen

c/o Cohen & Company

450 Park Avenue, 11th Floor

New York, New York 10022

Facsimile: (212) 735-1499

2.2 Entire Agreement. This Agreement and the exhibits hereto supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements and understandings, written or oral, with respect to the subject matter hereof.

2.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

2.4 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement.

2.5 No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person, including, but not limited to, Employees.

2.6 Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned by any party to this Agreement by operation of law or otherwise without the prior written consent of the other parties to this Agreement and any attempt to do so will be void; provided, however, C&C may assign its rights, interests and obligations under this Agreement to AFN in connection with the consummation of the Merger without the prior written consent of DGC. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties to this Agreement and their respective successors and assigns.

2.7 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

2.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

2.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COHEN BROTHERS, LLC

By:	/s/ Christopher Ricciardi
Name: Christopher Ricciardi
Title: Chief Executive Officer

/s/ Daniel G. Cohen
Daniel G. Cohen

[Signature Page to Equity Plan Funding Agreement]